Exhibit 99.1

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Contacts:

Investor Relations:	Public Relations:
Ed Lockwood	Rebecca Baer
(408) 519-9345	(408) 519-9225
Email: ir@tivo.com	Email: rebecca@tivo.com

TiVo Announces Date of Annual Meeting of Stockholders

San Jose, California, May 31, 2002—TiVo Inc. (NASDAQ: TIVO) today announced that it will hold its annual meeting of stockholders on August 2, 2002. Because the date of the annual meeting has been changed by more than 30 days from the date of last year’s annual meeting, stockholders will have until June 10, 2002 to submit stockholder proposals for consideration at this year’s annual meeting of stockholders or inclusion in this year’s proxy statement.

This press release may contain forward-looking statements. You can identify forward-looking statements by use of forward-looking terminology such as “believes,” “anticipates,” “expects,” “plans,” “may,” “will,” “intends” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Such forward-looking statements have known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of TiVo Inc. to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements.

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